                                                                  Exhibit 10.38

            FIFTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO NOTES

         THIS FIFTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO NOTES (herein called the "Amendment") is dated as of January 31, 2001, by and among Hispanic Television Network, Inc., a Delaware corporation ("Borrower") and Goff Moore Strategic Partners, L.P. and GAINSCO, Inc. (collectively, "Majority Lenders"), representing all Lenders, as defined in the Original Loan Agreement defined below.

                                   WITNESSETH:

         WHEREAS, Borrower, Majority Lenders and the other Lenders set forth therein entered into that certain Loan Agreement dated as of July 25, 2000 (as amended, supplemented or modified to the date hereof, the "Original Loan Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided and pursuant to which Borrower issued certain notes to the Lenders in the amounts as set forth in the Lenders Schedule (collectively, the "Original Notes");

         WHEREAS, the Lenders have issued certain proxies or have executed that certain Letter Agreement dated as of January 24, 2001, authorizing Majority Lenders to amend the Original Loan Agreement, the Original Notes and all other Loan Documents on behalf of all Lenders for the purpose set forth herein;

         WHEREAS, Borrower and Majority Lenders desire to amend the Original Loan Agreement and the Original Notes for the purpose set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

         Section 1.1. TERMS DEFINED IN THE ORIGINAL LOAN AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Loan Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

         "AMENDMENT" means this Fifth Amendment to Loan Agreement and Amendment to notes.

         "LOAN AGREEMENT" means the Original Loan Agreement as amended hereby.

         "NOTES" means the Original Notes as amended hereby.

                                   ARTICLE II.

                      AMENDMENTS TO ORIGINAL LOAN AGREEMENT

         Section 2.1. MANDATORY PREPAYMENTS. Section 2.5(b) of the Original Loan Agreement is hereby deleted in its entirety and the following Sections 2.5(b) through 2.5(e) are hereby added to read as follows:

         "(b)     The Company shall prepay to the Lenders (pro rata in
accordance with Section 2.4) twenty-five percent (25%) of the sum of (i) all equity (net of actual expenses incurred with respect thereof) raised by the Company (excluding any equity payments received by the Company from Gorriti on the terms proposed in that certain Letter of Intent dated as of January 17, 2001, by and between the Company and CN) on or after January 31, 2001, and (ii) all amounts received by the Company pursuant to any financing from third parties after January 31, 2001, which is otherwise permitted herein, to be applied first to accrued and unpaid interest on the unpaid principal balance of the Loan, and the remainder, if any, to any unpaid principal balance. Each prepayment pursuant to this subsection shall be due and payable immediately upon the Company's receipt of the equity or financing proceeds described herein.

         (c) The Company shall prepay to the Lenders (pro rata in accordance with Section 2.4) fifty percent (50%) of all gross monthly cash revenues generated by the Company in excess of $500,000 per month, to be applied first to accrued and unpaid interest on the unpaid principal balance of the Loan, and the remainder, if any, to any unpaid principal balance. Each prepayment shall be due and payable on the fifth day of each calendar month for the immediately preceding calendar month and shall be accompanied by a certificate of the Chief Financial Officer of the Company showing the calculation of such gross monthly cash revenues.

         (d) On or before July 31, 2001, the Company shall prepay to the Lenders (pro rata in accordance with Section 2.4) an amount equal to an aggregate of $1,500,000 (taking into consideration any prepayments made pursuant to the immediately preceding clauses (b) and (c) above), to be applied first to accrued and unpaid interest on the unpaid principal balance of the Loan, and the remainder, if any, to any unpaid principal balance.

         (e)      Any principal or interest prepaid pursuant to this Section
2.5 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents."

         Section 2.2. INDEBTEDNESS. Section 5.19 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "5.19.   INDEBTEDNESS. No Restricted Person will in any manner owe
or be liable for Indebtedness except Permitted Indebtedness; provided that the aggregate outstanding principal amount of Permitted Indebtedness (excluding any purchase money Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness and excluding (i) Indebtedness owed by CN which is permitted by clause (f) of the definition of Permitted Indebtedness and (ii) Indebtedness owed by the Company which is permitted by clause (g) of the definition of Permitted Indebtedness) at any time shall not exceed $11,300,000 (the amount of such Permitted Indebtedness which is allowed hereunder and which exists, from -time to time, being herein referred to as "Total Allowed Debt") and provided that the Total Allowed Debt shall be decreased by any amounts which are used to repay Permitted Indebtedness upon any such repayment."

         Section 2.3. INVESTMENTS. Section 5.24 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "5.24.   LIMITATION ON INVESTMENTS AND NEW BUSINESSES. The Company
will not (a) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business to a Person which is not CN or any of CN's Affiliates or Subsidiaries, (b) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, or (c) make any acquisitions of or capital contributions to or other Investments in any Person (including, without limitation, CN and CN's Affiliates and/or Subsidiaries) or property, other than Permitted Investments. Notwithstanding anything else in this Section 5.24, the Company may pursue alliance relationships with third parties and acquire television stations."

         Section 2.4. DEFAULT. Section 6.1 of the Original Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "6.1.    EVENTS OF DEFAULT. Any one or more of the following shall
constitute an "Event of Default" as the term is used herein:

         (a) The Company fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within five days after the same becomes due; or

         (b) The Company fails to satisfy any clause in the definition of "Maturity Date"; or

         (c) Default shall occur in the observance or performance of any covenant or agreement contained herein (other than a Default described in (a) or (b) above) or in the other Loan Documents which is not remedied within 10 days after notice thereof to the Company by Majority Lenders; or

         (d) If any representation or warranty made by the Company herein or in any Loan Document, or made by the Company in any statement or certificate furnished by the Company pursuant hereto, is untrue or incorrect in any material respect as of the date of the making thereof or subsequently becomes untrue or incorrect and such inaccuracy is not immediately disclosed to each Lender; or

         (e) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to such Restricted Person, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument; or

         (f) Any Restricted Person fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000, or breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidences, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor; or

         (g) Any Restricted Person becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or any Restricted Person causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for such Restricted Person or for the major part of the property of either; or

         (h) A custodian, trustee, liquidator, or receiver is appointed for any Restricted Person or for the major part of the property of either and is not discharged within 30 days after such appointment; or

         (i) Final judgment or final judgments for the payment of money aggregating in excess of $100,000 (except for payments of amounts which are covered by insurance) is or are outstanding against any Restricted Person or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

         (j) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against any Restricted Person and, if instituted against such Restricted Person, are consented to or are not dismissed within 60 days after such institution; or

         (k)      Any Change of Control occurs; or

         (l) Any Material Adverse Change occurs, and Majority Lenders give written notice thereof to the Company."

         Section 2.5. DEFINITIONS. The following definitions of "Default Rate" and "Permitted Indebtedness" in Article 7 of the Original Loan Agreement are hereby deleted in their entirety and replaced with the following:

         "'Default Rate" shall mean 14% per annum calculated on the basis of a 365 day year."

         "Permitted Indebtedness" means the following:

         (a)      the Obligations.

         (b) unsecured Indebtedness between the Company and its Subsidiaries arising in the ordinary course of business; provided that Indebtedness between the Company and CN and/or CN's Subsidiaries or Affiliates shall not be included in this clause (b) as Permitted Indebtedness.

         (c) Indebtedness owed by the Company or its Subsidiaries which is subordinated to the Obligations upon terms and conditions satisfactory to Majority Lenders.

         (d) outstanding Indebtedness of the Company and of any of the Company's Subsidiaries on the Closing Date, but excluding any renewals or extensions of such Liabilities.

         (e) purchase money Indebtedness, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset (including but not limited to equipment and assets comprising television stations) acquired thereby and such Indebtedness shall be secured only by the acquired asset.

         (f) Indebtedness owed by CN (1) which is outstanding at the time of the CN Acquisition, (2) which does not exceed the amount of $5,250,000, and (3) the terms of which are acceptable to Majority Lenders, in their sole discretion.

         (g) Indebtedness owed by the Company in the form of a secondary bridge loan which is closed no later than February 15, 2001, in an amount not to exceed $1,500,000."

         Section 2.6. ADDITIONAL DEFINITIONS. The following definitions are hereby added to Article VII of the Original Loan Agreement in alphabetical order to read as follows:

         "< CN" shall mean C-Networks LLC, a Delaware limited liability company."

         "< CN Acquisition" shall mean the Company's acquisition of one-hundred percent (100%) of the membership interests of CN, resulting in CN becoming a direct subsidiary of the Company."

         "< Extension Conditions"shall mean all of the following:

         (a) Majority Lenders shall have received the following documents, at their office in Fort Worth, Texas, duly executed and delivered and in form, substance and date satisfactory to Majority Lenders:

                  (i) a security agreement of CN, granting to the Lenders a security interest in all of CN's real and personal property;

                  (ii) a guaranty of CN, pursuant to which CN guaranties the payment and performance of the Indebtedness of the Company hereunder and under the other Loan Documents;

                  (iii) a pledge agreement of the Company, pledging to the Lenders all of its membership interests in CN; and

         (b) the Company shall have delivered to the agent under the pledge agreement referred to in section (a)(iii) of this definition all certificates representing any membership interests of CN, together with appropriate undated transfer documents in favor of the agent under such pledge agreement."

         "< Gorriti' shall mean Emilio Gorriti."

         "< Initial $500,000 Payment" shall mean the equity payment made by Gorriti to the Company on or before February 28, 2001, in an amount which is greater than or equal to $500,000, which payment shall be in addition to the Initial Gorriti Payment."

         "< Initial Gorriti Payment" shall mean the equity payment made by Gorriti to the Company on or before February 7, 2001, in an amount which is greater than or equal to $1,500,000."

         "< Maturity Date" shall mean the following:

         (a)      February 7, 2001, if none of the following clauses (b) through
(d) are satisfied to Lenders' satisfaction;

         (b) March 31, 2001, if the Company has received the Initial Gorriti Payment on or before February 7, 2001, and has provided evidence of such payment to Lenders in form satisfactory to Lenders;

         (c)      April 30, 2001, if:

                  (i) the Company satisfied section (b) of this definition, and

                  (ii) on or before February 28, 2001, (1) the Company has received the Initial $500,000 Payment and has provided evidence of such payment to Lenders in form satisfactory to Lenders, (2) the CN Acquisition has occurred, (3) CN does not in any manner owe and is not in any manner liable for Indebtedness which in the aggregate exceeds $5,250,000, the terms of which are acceptable to Majority Lenders, in their sole discretion, (4) the Extension Conditions are satisfied, and (5) the Company has paid Thompson & Knight L.L.P. for all fees and expenses incurred in connection with the Loan Agreement and other Loan Documents, including all amendments thereto; and

         (d) thereafter, during the period from March 1, 2001, through November 31, 2001, the Maturity Date shall automatically extend to the last date of the month immediately succeeding the previous Maturity Date if (i) the Company satisfied section (c) of this definition, (ii) the Company receives an additional equity payment from Gorriti on or before the last day of the then current month in an amount equal to or greater than $500,000,
(iii) the Company has received all such prior required monthly payments, and
(iv) the Company has provided evidence of each such payment to Lenders in form satisfactory to Lenders.

         In no event shall the Maturity Date exceed January 31, 2002."

                                  ARTICLE IIA.

                          AMENDMENT TO ORIGINAL NOTES.

         Section 2.1A. AMENDMENT. The second paragraph of each Original Note is hereby deleted in its entirety and replaced with the following:

         "The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date (as such term is defined in the Loan Agreement). From the date hereof through January 31, 2001, the principal amount of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the rate of twelve percent

(12%) per annum, calculated on the basis of actual days elapsed and a year of 360 days. From February 1, 2001, until the maturity hereof, the principal amount of the Loan and all accrued and unpaid interest (exclusive of any past due principal or interest) from time to time outstanding shall bear interest at the rate of eight percent (8%) per annum, calculated on the basis of actual days elapsed and a year of 365 days. All past due principal of and interest on this Note shall bear interest on each day outstanding at the rate of fourteen percent (14%) per annum, calculated on the basis of actual days elapsed and a year of 365 days, and such interest shall be due and payable daily as it accrues."

                                  ARTICLE III.

                           CONDITIONS OF EFFECTIVENESS

         Section 3.1. EFFECTIVE DATE. This Amendment shall become effective when, and only when:

         (a) Majority Lenders shall have received, at Majority Lenders' office, a counterpart of each of the following documents, executed and delivered by Borrower:

                  (i)      this Amendment;

                  (ii) an Amended and Restated Warrant in favor of each Lender, in the form of Exhibit A hereto; and

                  (iii) a Modification Agreement, in the form of Exhibit B hereto:

         (b) Majority Lenders shall have received such other supporting documents as Majority Lenders may reasonably request.

         Section 3.2. EXPENSES OF COUNSEL. In connection with this Amendment, Borrower shall have the obligation to reimburse the Majority Lenders for the fees and expenses of their counsel and for all recording fees incurred in connection herewith. The Company shall pay this amount to Majority Lenders on or prior to February 7, 2001.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Majority Lenders to enter into this Amendment, Borrower represents and warrants to each Lender that:

         (a) The Company has heretofore made a full disclosure to Majority Lenders of its financial position, including full disclosure (either in writing or orally) of all monetary and covenant defaults to the Loan Agreement and other Loan Documents which exist on the date hereof. Furthermore, the Company hereby represents and warrants that all representations and warranties contained in Article III of the Original Loan Agreement shall be true and correct at and as of April 2, 2001, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Loan Agreement.

         (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder and thereunder.

         (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                                  ARTICLE IV.A.

                         AMENDMENT TO SECURITY AGREEMENT

         Section 4.1A. AMENDMENT TO SECURITY AGREEMENT. Borrower has notified Majority Lenders that the following personal property has been pledged by Borrower to secure the payment of a secondary bridge loan obtained by Borrower with a maximum principal amount of $1,500,000 (the "Bridge Loan"):
(i) the Gyemant litigation pending in the US District Court Central District of California, Los Angeles Division (the "Litigation") and (ii) the television station known as K09OVO, which is located in Beaumont, Texas (the "Station"). Majority Lenders, on behalf of all Lenders, hereby agree to release any and all Liens held by Lenders in the Litigation and the Station.

         Section 4.2.A. PAYOFF OF BRIDGE LOAN. Borrower hereby agrees that
(i) the Litigation and the Station (including any and all proceeds thereof) shall be pledged as security for the Loans once the Bridge Loan is paid off. Furthermore, if the Litigation is settled or if a judgment is rendered prior to the full payment of the Bridge Loan, then any and all proceeds resulting from the Litigation's settlement, judgment or otherwise which exceed the amount owed by Borrower under the Bridge Loan (which such amount shall not exceed $1,500,000) shall be pledged by Borrower as security for the Loans. In the event that the Litigation is settled or a judgment is rendered or in the event that the Bridge Loan is fully paid, Borrower agrees to deliver to Majority Lenders, upon Majority Lenders' request, any and all security agreements, financing statements and/or amendments in form and substance satisfactory to Majority Lenders for the purpose of granting, confirming, protecting and perfecting Liens or security interests in the Litigation and/or the Stations to further secure the Obligations (including any and all proceeds thereof).

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1. RATIFICATION OF AGREEMENTS. The Original Loan Agreement, as hereby amended is hereby ratified and confirmed in all respects. The Original Notes, as hereby amended, are hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Loan Agreement as hereby amended. Any reference to the Notes in any Loan Document shall be deemed to be a reference to the Original Notes as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

         Section 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

         Section 5.3. LOAN DOCUMENTS. This Amendment is a Loan Document, and all provisions in the Loan Agreement pertaining to Loan Documents apply hereto and thereto.

         Section 5.4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the

United States of America in all respects, including construction, validity and performance.

         Section 5.5. COUNTERPARTS; FAX. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         Section 5.6. MISCELLANEOUS. Borrower hereby warrants and Majority Lenders hereby acknowledge that a signatory for Borrower, James A. Ryffel, is a Lender under the Loan Agreement, that full disclosure of this has been made to Majority Lenders, that Majority Lenders and their assigns acknowledge such disclosure, and that Borrower has agreed to release, defend and hold harmless, Mr. Ryffel from any and all claims related to and arising from this Amendment.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.] IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                            BORROWER:

                            HISPANIC TELEVISION NETWORK, INC.

                            By:         /s/ Franklin Byrd
                                 ---------------------------------------
                                     Franklin Byrd
                                     Chief Financial Officer and Secretary


                            By:        /s/ James Ryffel
                                ----------------------------------------
                                     James A. Ryffel
                                     Chairman of the Board


                            MAJORITY LENDERS:

                            GOFF MOORE STRATEGIC PARTNERS, L.P.

                            By: GMSP Operating Partners, L.P., its general
                            partner

                            By: GMSP, L.L

                            By:       /s/ J. Randall Chappel
                                ----------------------------------------
                                      J. Randall Chappel, Principal

                            GAINSCO, INC.

                            By:    /s/ RICHARD M. BUXTON
                                ----------------------------------------
                            Name:  Richard M. Buxton
                            Title: Sr. Vice President